SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                         Commission File Number: 0-21092


                                   OCTuS Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)

Nevada                                                                75-3016844
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


Ave. Balboa Edificio Los Delfines Torre 100 Mezanina,
Panama City, Panama                                                     n/a
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(Address of principal executive offices)                            (Zip Code)


                                011(507)265-1555
                                ----------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 8.01 OTHER EVENTS

STOCK SPLIT. On June 8, 2005, the Board of Directors of OCTuS, Inc. (the "Registrant") approved a 2 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effective on June 21, 2005 and payable upon surrender of certificates to the Registrant's stock transfer agent. The Registrant's transfer agent is Stalt, Inc., address: 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 telephone number 650.321.7111 and fax 650.321.7113, www.stalt.com. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. Prior to the split, the Registrant's total issued and outstanding shares were approximately 6,718,536. After the split, the total number of the Registrant's issued and outstanding shares of common stock was approximately 13,437,072 shares. The Registrant's common stock will continue to be $0.001 par value. Fractional shares were rounded upward.

NEW CUSIP NUMBER AND STOCK SYMBOL. Concurrent with the stock split, the Registrant's stock symbol shall change to OCTI, and its new CUSIP shall be 675742-50-6.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    OCTuS Inc.


June 21, 2005                       By:  /s/ Josie Ben Rubi
                                         ----------------------------------
                                         Josie Ben Rubi
                                         President, Chief Executive Officer